UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

ANI Pharmaceuticals, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2023. At the Annual Meeting, the stockholders of the Company approved an amendment to the Amended and Restated 2022 Stock Incentive Plan (the “2023 Stock Plan Amendment”).

The description of the 2023 Stock Plan Amendment set forth in the Company’s definitive proxy statement, dated April 11, 2023 (the “Proxy Statement”), section entitled “Proposal 4: Approval of Amendment to the Amended and Restated 2022 Stock Incentive Plan” beginning on page 48 of the Proxy Statement is incorporated herein by reference. A copy of the full text of the 2023 Stock Plan Amendment, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the following matters were submitted to a vote of stockholders:

1.	The election of eight (8) directors to serve until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their successors shall have been duly elected and qualified;

2.	The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	The approval of the compensation of the Company’s named executive officers, on an advisory basis; and

4.	The approval of the 2023 Stock Plan Amendment.

At the close of business on April 4, 2023, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 25,000 shares of the Company’s Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting, 17,916,935 shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting, and 10,864 shares of the Company’s Class C Special Stock outstanding and entitled to vote at the Annual Meeting. The 25,000 shares of Series A Preferred Stock outstanding as of April 4, 2023 were entitled to cast an aggregate of 610,413 votes and each share of Common Stock and Class C Special Stock was entitled to one vote. Accordingly, there were an aggregate of 18,538,212 votes entitled to be cast at the Annual Meeting, of which an aggregate of 15,056,042 were present virtually or represented by proxy, constituting a quorum.

At the Annual Meeting, (i) the eight directors were elected, (ii) the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified, (iii) the compensation of the Company’s named executive officers, on an advisory basis, was approved, (iv) and the 2023 Stock Plan Amendment was approved.

Proposal No. 1 — Election of the Directors

The vote with respect to the election of each of the directors was as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Thomas Haughey	9,898,826	4,105,256	3,642	1,048,318
Nikhil Lalwani	13,804,562	191,821	11,341	1,048,318
David B. Nash, M.D.	8,752,887	5,252,899	1,938	1,048,318
Antonio R. Pera	13,404,484	601,762	1,478	1,048,318
Muthusamy Shanmugam	13,805,957	200,160	1,607	1,048,318
Renee P. Tannenbaum, Pharm.D.	13,429,350	576,916	1,458	1,048,318
Jeanne A. Thoma	11,492,066	2,511,523	4,135	1,048,318
Patrick D. Walsh	13,757,829	248,425	1,470	1,048,318

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was as follows:

For	Against	Abstain
14,959,216	95,962	864

Proposal No. 3 — Approval of the Say-on-Pay Proposal

The vote with respect to the approval of the Company’s named executive officers, on an advisory basis, was as follows:

For	Against	Abstain	Broker Non-Votes
13,207,478	780,337	19,909	1,048,318

Proposal No. 4 — Approval of the 2023 Stock Plan Amendment

The vote with respect to the approval of the 2023 Stock Plan Amendment was as follows:

For	Against	Abstain	Broker Non-Votes
12,825,247	1,170,827	11,650	1,048,318

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to the Amended and Restated 2022 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2023)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2023	ANI Pharmaceuticals, Inc.

	By:	/s/ Stephen P. Carey
		Name:	Stephen P. Carey
		Title:	Senior Vice President, Finance and Chief Financial Officer